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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549
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                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


       Date of report (Date of earliest event reported) November 30, 1999
                              (November 16, 1999)

                              THE MACERICH COMPANY
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               (Exact Name of Registrant as Specified in Charter)

   Maryland                           1-12504                  95-4448705
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(State or Other Jurisdiction       (Commission               (IRS Employer
     of Incorporation)             file Number)            Identification No.)


                    401 Wilshire Boulevard, Suite 700, Santa
                                Monica, CA 90401
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                    (Address of Principal Executive Offices)


        Registrant's telephone number, including area code (310) 394-6000


                                       N/A
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          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5.           OTHER EVENTS.

                  On November 16, 1999, Macerich Huntington Limited Partnership, an indirect subsidiary of The Macerich Company (the "Registrant"), sold a 100% interest in Huntington Center to an affiliate of The Ezralow Company, LLC (the "Seller"), through an asset sale. Huntington Center is a 778,281 square foot shopping center located in Huntington Beach, California. The assets sold include, among other things, real property, the buildings and improvements located thereon, certain lease interests, tangible and intangible personal property and rights related thereto.

                  The sale price was approximately $48 million and was determined in good faith, arms length negotiations between the Registrant and the Seller. In negotiating the above transaction, the Registrant considered, among other factors, the historical and projected cash flow of the property, the nature and term of existing tenancies and leases, the current operating costs, the expansion availability and the physical condition of the property. The Registrant and Seller obtained no independent appraisals.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities and Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on November 30, 1999.


                                        THE MACERICH COMPANY



                                        By:      /s/Richard A. Bayer
                                                 ----------------------------
                                                 Richard A. Bayer
                                                 Executive Vice President and
                                                 General Counsel


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